Exhibit 99(c)
DELPHI CORPORATION
Supplemental Executive Retirement Program

     The new Supplemental Executive Retirement Program (the “SERP”) is an unfunded, nonqualified benefit program being implemented as a new program in connection with the Plan of Reorganization of Delphi Corporation (the “Corporation” or “Delphi”) under Chapter 11 of the United States Bankruptcy Code. The SERP is structured to qualify for certain exemptions from the eligibility, funding and other requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). SERP benefits are computed without regard to compensation limits imposed under the Internal Revenue Code of 1986, as amended (“IRC”). The SERP is a frozen, defined benefit supplemental executive retirement plan that provides a benefit (the “SERP Benefit”) in conjunction with the Delphi Retirement Program for Salaried Employees (the “SRP”), Delphi’s tax-qualified defined benefit pension plan.
SECTION I. PURPOSE OF THE SERP
     The purpose of the SERP is to assure that eligible retiring salaried executive employees of the Corporation are eligible to receive an overall level of retirement benefits which are competitive with the peer group of companies selected by the Compensation and Executive Development Committee (the “Committee”). To achieve this competitive objective, the retirement benefits determined under the SRP and certain other Delphi-provided benefit programs, may be supplemented by benefits, if any, provided under the formulas of this SERP. It is intended that this SERP qualify as a plan “providing deferred compensation for a select group of management or highly compensated employees” under Section 201(2) of ERISA.
SECTION II. ADMINISTRATION OF THE SERP
(a)	The SERP will at all times be maintained, considered, and administered as a nonqualified plan that is wholly separate and distinct from the SRP. Moreover, it will be maintained as an unfunded plan.

(b)	Benefits under this SERP are not guaranteed.

(c)	The Corporation administers the SERP (the “Program Administrator”). The Program Administrator may delegate various aspects of administration as it deems appropriate and to the extent permitted by applicable law. Additionally, any committee or person delegated various aspects of administration may sub-delegate that authority as appropriate and as permitted by applicable law. Committees or persons delegated various aspects of administration have discretionary authority to construe, interpret, apply, make factual determinations regarding, and administer the SERP in accordance with its terms. Any interpretation or determination regarding the SERP made by the Program Administrator, or any committee or person(s) delegated the authority to make such an interpretation or determination, will be given full force and effect, unless it is proven that the interpretation or determination was arbitrary and capricious. Any claims with respect to determinations made under this SERP may be appealed to the Compensation and Executive Development Committee of Delphi’s Board of Directors as described in Section XI hereunder.

(d)	The Committee has been delegated, among other powers, the discretionary authority to interpret, construe and make final determinations, including factual findings, of any and all claims under the SERP. Any and all decisions of the Committee as to interpretation or application of the SERP will be final, conclusive, and binding upon all parties, including the Corporation, the stockholders, and the participants and beneficiaries of the SERP. Any interpretation or determination regarding the SERP made by the Committee will be given full force and effect, unless it is proven that the interpretation or determination was arbitrary and capricious.

(e)	The Program Administrator, and any committee or person delegated authority regarding the SERP, has the full power to engage and employ such recordkeeping, legal, actuarial, auditing, tax, and other such agents, as it will determine, in its sole discretion, to be in the best interest of the Corporation, the SERP, and its participants and beneficiaries.

(f)	The expenses of administering this SERP will be borne by the Corporation and may not be charged against its participants and beneficiaries.

(g)	The SERP year is the calendar year.
SECTION III. EFFECTIVE DATE
(a)	This SERP shall become effective on the consummation of Delphi’s Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code (the “Effective Date”). The SERP Benefit will be frozen based solely on service accrued before the Effective Date and no new benefits will be accrued under the SERP on or after the Effective Date.
SECTION IV. ELIGIBILITY TO PARTICIPATE IN THE SERP
To be eligible for a SERP Benefit under either the Regular or Alternative Formula, an executive employee must:
(a)	be a regular Active U.S. or U.S. Expatriate executive employee at the date of retirement, death, or onset of disability;

(b)	have, as of the day immediately preceding retirement, death or onset of disability, if earlier:
(i)	at least 10 years of SRP Part B credited service and, as of the day immediately preceding the Effective Date, be contributing to Part B, or

(ii)	at least 10 years of SRP Part C credited service (i.e., the “Retirement Accumulation Plan”); or

(iii)	at least 10 years combined credited service when Part B credited service and Part C credited service are added together.
(c)	Attained 55 years of age.

(d)	This SERP is closed to new participants as of the day preceding the Effective Date. Employees with a continuous length of service date before the Effective Date, who become executives before the Effective Date are eligible participants under this SERP.

(e)	Following the Effective Date, credited service will continue to be earned for the purpose of eligibility only. (No further SERP benefit will be accrued after the Effective Date).

(f)	Notwithstanding paragraph (b) of this Section IV, an executive employee will be eligible for a SERP Benefit under either the Regular or Alternative Formula if he or she is involuntarily separated from employment, regardless of age, on or after the Effective Date; provided, that (1) at the time of the separation the executive employee would have satisfied the conditions of Section IV(a) and (b)(i)-(iii) above if the minimum credited service requirements in Section IV(b) were reduced to 5 years and (2) the involuntary separation is by the Company other than for Cause or, in the case of an executive employee who has entered into an employment agreement with the Corporation, by the executive employee for Good Reason (as defined in such employment agreement). The term “Cause” shall mean (1) if the executive employee has entered into an employment agreement with the Corporation, the same definition as in the employment agreement or (2) if the executive employee has not entered into an employment agreement with the Corporation, the occurrence of any of the following, as reasonably determined by the Corporation, provided that, if the Corporation determines that the circumstances constituting Cause are curable, then such circumstances shall not constitute Cause unless and until the executive employee has been informed by the Corporation of the existence of Cause and given an opportunity of ten business days to cure, and such Cause remains uncured at the end of such ten-day period, (A) continued failure by the executive employee to satisfactorily perform his duties, (B) willful misconduct or gross negligence by the executive employee in the performance of his duties, including insubordination, (C) the executive employee’s commission of any felony or his/her commission of any misdemeanor involving moral turpitude (including entry of a guilty or nolo contendere plea), or (D) the executive employee’s commission of any act involving dishonesty that results in material financial, reputational or other harm, monetary or otherwise, to the Corporation or its affiliates and subsidiaries, including but not limited to an act constituting misappropriation or embezzlement of the property of the Corporation or its parent, affiliates or subsidiaries, as determined in good faith by the Committee.

(g)	For a two year period from the date of retirement, any retired executive employee receiving a SERP Benefit is prohibited from all activity which is competitive with the Corporation or otherwise acting in any manner inimical or contrary to the best interests of the Corporation. SERP Benefits may be forfeited during the two-year period a retired executive does not respond to the Corporation’s request for information under this paragraph. If any such retired executive violates these conditions precedent, the executive and his beneficiaries thereafter would lose any SERP Benefits commencing with the date of initial violation.
SECTION V. THE REGULAR FORMULA OF THE SERP
(a)	The Regular Formula of this SERP is equal to two percent (2%) of average monthly base salary multiplied by the total of the years of credited service used to determine the SRP Part B Supplementary Benefit and the years of service under the SRP Part C; less the sum of:
(i)	the unreduced monthly SRP Part A and B benefits (prior to reduction for the cost of any survivor coverage and any reduction for age required under SRP) as of the SERP commencement date reduced for age using the table in Section VII(b) and the unreduced monthly single lifetime annuity attributable to SRP Part C reduced for age based on the SERP commencement date using the table in Section VII(b); and

(ii)	$42.32 (2% of $2,116.00, which is the maximum Primary Social Security benefit payable for 2007) multiplied by the total of the employee’s years of SRP Part A credited service and years of service under SRP Part C as of the Effective Date.
Credited service accrued under SRP Part A and Part B and service earned under Part C as of the Effective Date will be used in the Regular Formula.
(b)	The “Special Benefit” provided under the Delphi Salaried Health Care Program, will not be taken into account in determining any monthly benefit amount payable hereunder.

(c)	For purposes of this Section V, average monthly base salary means the average of monthly base salary for the highest 48 months between January 1, 1999 and the Effective Date.
SECTION VI. THE ALTERNATIVE FORMULA OF THE SERP
(a)	The Alternative Formula of this SERP is equal to 1.5% of average total direct compensation (average monthly base salary plus average monthly annual incentive compensation, as defined in this Section VI(c) and (d) below), multiplied by the employee’s years of credited service (not to exceed 35) used to determine the SRP Part B Supplementary Benefit and the years of service under SRP Part C as of the Effective Date, less the sum of:

(i)	the unreduced monthly SRP Part A and B benefits payable (prior to reduction for the cost of any survivor coverage and any reduction for age required under SRP) as of the SERP commencement date reduced for age using the table in Section VII(b) and the unreduced monthly single lifetime annuity attributable to SRP Part C payable based on the SERP commencement date using the table in Section VII(b); and

(ii)	$2,116.00 (which is the maximum Primary Social Security benefit payable for 2007).
Credited service accrued under SRP Part B and service earned under Part C as of the Effective Date will be used in the Alternative Formula.
(b)	The “Special Benefit” payable under the Delphi Salaried Health Care Program will not be taken into account in determining any monthly benefit amount payable hereunder.

(c)	For purposes of this Section VI, average monthly base salary means the average of monthly base salary for the highest 48 months between January 1, 1999 and the Effective Date.

(d)	Average monthly incentive compensation means an amount determined by dividing the total of the highest four years of annual incentive awards during the period 1999 through and including 2007, by 48. For this purpose, “annual incentive awards” shall include the sum of any such semi-annual awards earned during 2006 and 2007. Each annual incentive award amount is based on the total value related to the year for which it is awarded, not when the amount is subsequently paid. Moreover, neither Performance Achievement Plan awards, Stock Incentive Plan grants, Long Term Incentive Plan awards, nor any other form of payment, are eligible for inclusion in determining an Alternative Formula Benefit amount. Non-consecutive years within the period 1999 through 2007 may be used for determining the total monthly compensation consisting of (1) average monthly base salary, and (2) average monthly incentive compensation.

However, if an eligible participant has less than 48 months of participation as of the Effective Date, then for each missing month the monthly base salary and the incentive compensation will be equal to zero.

Example: As of the Effective Date, the participant only had 24 months of base salary and two years of incentive compensation. The 24 months of base salary would be added together and divided by 48 to determine the average monthly base salary. The two years of incentive compensation would be added together and divided by 48 to determine the average monthly incentive compensation.

SECTION VII. AMOUNT AND DISTRIBUTION FORM OF SERP BENEFIT
(a)	The SERP Benefit is the five year monthly annuity form of payment described in this Section VII.

(b)	Calculation of five year monthly installment payments:
(i)	The amount calculated using the Regular Formula will be compared to the amount calculated using the Alternate Formula and the higher amount will be used to determine the SERP Benefit.

(ii)	Once the higher amount is determined, it may be further reduced depending on the participant’s age at SERP Benefit commencement in years and months* based on the following schedule:

age 62 or older	100%	age 58	84%
age 61	96%	age 57	80%
age 60	92%	age 56	75%
age 59	88%	age 55	70%

*	prorated for intermediate ages on the basis of complete calendar months, by which the participant is under the age attained at the participant’s next birthday.
(iii)	After the age reduction for early commencement, if any, the amount will represent a lifetime monthly benefit. The lifetime monthly benefit will be actuarially converted into 60 equal consecutive monthly payments. The conversion will use the mortality table and discount rate being used under the SRP for lump sum distributions at the time of the participant’s retirement. This calculation will determine the participant’s monthly benefit, payable for 60 consecutive months.
(c)	Extended Disability Benefit Offset Calculation

If an executive employee is eligible for Extended Disability Benefits (EDB) following his or her retirement date, such as in the case of a total and permanent disability retirement under Part A and B of the SRP, the SERP Benefit calculated under paragraph (b) will be reduced by any EDB. Since EDB is payable only until age 65 the following methodology will be used:
(i)	First, actuarially convert the EDB amounts that are payable during the same period as the monthly payments determined under paragraph (b) into equal monthly amounts payable over that same period, using the assumptions described in paragraph (b)(iii) above.

(ii)	Second, offset the monthly payments payable under paragraph (b) through age 65 by the monthly amounts calculated under paragraph (c)(i). Any remaining monthly payments payable under paragraph (b) after age 65 would not be subject to offset.
(iii)	The amount calculated will not be adjusted for future changes in the EDB amount, regardless of the reason (Social Security Disability Insurance Benefit awards, death of the participant, etc.).
(d)	Post Retirement Increases
     Any post-retirement increase under the SRP (including any increases attributable to adjustments under the IRC Section 415) will not reduce any benefit payable under this SERP.
SECTION VIII. PAYMENT OF BENEFITS
(a)	Payment of the monthly SERP Benefit shall commence as of the later of (i) the first day of the month that is at least 15 days following the participant’s separation from service with the Corporation (within the meaning of IRC section 409A), or (ii) the first day of the first month following the participant’s 55th birthday.

If an employee qualifies for a SERP Benefit under Section IV(f), the SERP Benefit will commence the first day of the first month following the participant’s 55th birthday.

(b)	Notwithstanding paragraph (a) above, payment of the monthly SERP Benefit with respect to any individual who is a “specified employee” (within the meaning of IRS section 409A) shall commence no earlier than the earlier of (i) the first day of the first month commencing at least 6 months following the participant’s separation from service with the Corporation (within the meaning of IRC section 409A) or (ii) the participant’s date of death. During the six month waiting period, all amounts payable under this SERP will accumulate without interest and be paid with the first monthly payment to be paid as described above. Specified employees will be identified on December 31st with an effective date of March 1st. The prior years’ determination of specified employees will be used to determine 409A impact for employees who separate between January 1 and March 1.

(c)	The payment of benefits under the SERP will be reduced by the amount (no greater than $5,000 in any calendar year) that a participant owes the Corporation or any subsidiary, for any reason, including benefit overpayments, wage overpayments, and amounts due under all incentive compensation plans. The participant will be relieved of liability in the amount of the reduction following the payment to the Corporation.
SECTION IX. DEATH BENEFITS
(a)	If at the time of death an executive employee is eligible for SERP Benefits a death benefit under the SERP will be payable to the surviving spouse of the participant identified under the SRP. If there is no eligible spouse, a SERP death benefit will be payable to the participant’s beneficiary of record as indicated on either the SRP

Part B or Part C Beneficiary Designation Form. If there is no named beneficiary under SRP then the Basic Life Insurance beneficiary will be deemed to be the beneficiary of record. If there is no Basic Life Insurance beneficiary the SERP death benefit will be made payable to the participant’s estate.

(b)	If an executive employee commences a monthly SERP Benefit and subsequently dies before receiving all 60 monthly payments, any SERP Benefit remaining will be paid in a lump sum to the surviving spouse or beneficiary. The SERP death benefit will be equal to the present value of any remaining monthly SERP Benefit payments paid in a lump sum as of the first day of the month following the date of death.

(c)	If an executive employee dies after the Effective Date, during active service with the Corporation and prior to the executive’s attaining age 55, a benefit will be payable from this SERP to the employee’s eligible surviving spouse or beneficiary provided that at the time of death the executive employee would have satisfied the conditions of Section IV(a) and (b)(i)-(iii) above if the minimum credited service requirements in Section IV(b) were reduced to 5 years. The benefit will be paid to the surviving spouse or beneficiary on the first day of the month following the date the deceased participant would have attained age 55.
SECTION X. AMENDMENT, MODIFICATION, SUSPENSION, OR TERMINATION
     The Corporation reserves the right to amend, modify, suspend, or terminate this SERP in whole or in part, at any time, by action of the Compensation and Executive Development Committee of the Board of Directors, the Committee, or other committee(s) or person(s) expressly authorized by the Corporation to take such action; provided, however, no amendment, modification, suspension or termination shall adversely affect any SERP Benefit without the written consent of the executive employee. No oral statements can change the terms of this SERP. This SERP can only be amended in writing. Absent an express delegation of authority, no one has the authority to commit the Corporation to any benefit or benefits provision not provided for under this SERP or to change the eligibility criteria or other provisions of this SERP.
SECTION XI. CLAIM DENIAL PROCEDURES; APPEAL RIGHTS; LIMITATIONS PERIOD
(a)	A claim for benefits under the SERP must be made within 180 days of the date purportedly giving rise to the entitlement to benefits. A written determination granting or denying the claim will be furnished to the person making the claim (“Claimant”) within 90 days of the date on which the claim is filed. If special circumstances require a longer period, the Claimant will be notified in writing, prior to the expiration of the 90-day period, of the reasons for an extension of time; provided, however, that no extensions will be permitted beyond 90 days after expiration of the initial 90-day period. Any denial or partial denial of a claim will be dated and signed by a person designated to speak on behalf of the Program Administrator and will clearly set forth:

(i)	the specific reason(s) for the denial;

(ii)	specific reference to pertinent SERP provision(s) on which the denial is based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)	an explanation of the review procedures set forth below.

If no written determination is furnished to the Claimant, then the claim will be deemed denied and the review procedure described below will become available to the Claimant.
(b)	A Claimant may obtain review of an adverse benefit determination by filing a written notice of appeal with the Committee within sixty (60) days after the determination date or, if later, within sixty (60) days after the receipt of a written notice denying the claim. Such an appeal may be initiated by forwarding the request to the Delphi Corporation Compensation and Executive Development Committee, Mail Code 483-400-606, Delphi World Headquarters, Troy, Michigan 48098. As a part of this review, the participant or beneficiary must submit any written comments that may support their position. The Committee will conduct a full and fair review, which will provide for the Claimant’s right to:
(i)	be represented by an individual whom the Corporation determines has been properly authorized to act on Claimant’s behalf;

(ii)	present written comments, documents, records, and any other information relating to the Claimant’s claim for benefits under the SERP;

(iii)	receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and

(iv)	have all comments, documents, records, and other information submitted by the Claimant relating to the claim reviewed.
(c)	The Committee’s decision will be rendered no more than sixty (60) days after the request for review, except that such period may be extended for an additional sixty (60) days if the Committee determines that special circumstances require such extension.

(d)	The Committee, or its delegate, will promptly provide a Claimant with a written decision in a manner calculated to be understood by the Claimant setting forth:
(i)	the findings of fact;

(ii)	the specific reason(s) for the denial;

(iii)	specific reference to pertinent SERP provision(s) on which the denial is based;

(iv)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and

(v)	a statement of the Claimant’s right to bring an action under ERISA.
(e)	A Claimant must follow the claims and appeal procedures described in this section before taking action in any other forum regarding a claim for benefits under the SERP. Any suit or legal action initiated by a Claimant under the SERP must be brought no later than one year following a final decision on the claim by the Committee. This one-year limitation period on suits for benefits applies in any forum where a Claimant initiates such suit or legal action.

(f)	Any payment made to settle or otherwise resolve a claim, will be paid no later than the last day of the calendar year in which the resolution of the claim becomes final.
SECTION XII. MISCELLANEOUS
(a)	SERP not an employment contract. The SERP does not restrict or limit any existing employment agreement by and between the Corporation and any participant, the at will status of any employee, or the right of the Corporation to discharge a participant with or without cause. Nor will any provision of this SERP be construed as conferring upon any participant the right to continue in the employ of the Corporation as an employee or in any other capacity.

(b)	Non-assignment. Except as otherwise provided herein, the benefit provided under this SERP shall not be subject in any manner to anticipation, alienation, sale, transfer, hypothecation, mortgage, commutation, modification, encumbrance, assignment, pledge, charge, execution, attachment, garnishment or any other legal process. To the maximum extent permitted by the law, benefits will not be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the participant or his beneficiary, nor will benefits be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

(c)	Receipt or release. Any payment to a participant or the participant’s beneficiary in accordance with the provisions of the SERP shall, to the extent thereof, be in full satisfaction of all claims against the Program Administrator or the Corporation. The Program Administrator may require such participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

(d)	Payments on behalf of persons under incapacity. Except as otherwise specifically provided herein, in the event that any amount becomes payable under the SERP to a person who, in the sole judgment of the Program Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Program Administrator may direct that such payment be made to any person found by the Program Administrator, in his or her sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Program Administrator and the Corporation.

(e)	Effect of SERP. This SERP shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and the participant and their heirs, beneficiaries, executors, administrators and legal representatives.

(f)	Intent to comply with IRC Section 409A. This SERP shall be interpreted and administered, to the extent possible, in a manner that does not result in a “plan failure” within the meaning of IRC Section 409A(a)(1) of this SERP or any other plan or arrangement maintained by the Corporation. If a determination is made by the Internal Revenue Service that the benefit of any participant provided herein is subject to current income taxation under Section 409A of the IRC, such benefit will be immediately distributed to the participant (or the participant’s beneficiary) to the extent of such taxable amount. Notwithstanding any provision of the SERP, no plan elections, modifications or distributions will be allowed or implemented if they would cause a plan participant to be subject to tax (including interest and penalties) under IRC section 409A.

(g)	Severability. If any provision of this SERP shall for any reason be invalid or unenforceable, the remaining provisions shall nevertheless remain in full force and effect.

(h)	Applicable law. This SERP shall be construed and administered in accordance with ERISA and the IRC, to the extent that ERISA and the IRC do not apply, by the laws of the State of Michigan.

(i)	Service of legal process. Service of legal process on the Corporation may be made at any office of C T Corporation. C T Corporation, which maintains offices in 50 states, is the statutory agent for services of legal process on the Corporation. The procedure for making such service generally is known to practicing attorneys. Services of legal process also may be made upon Delphi Corporation at the Service of Process Office, Delphi World Headquarters, Mail Code 483-400-126, 5725 Delphi Drive, Troy, Michigan 48098.